Exhibit 99.1

Concrete Pumping Holdings Acquires Coastal Carolina Pumping, the Largest Concrete Pumping Service Provider in the Carolinas

– Acquisition Expands Company's Presence in North Carolina, South Carolina and Florida Markets –

– Strengthens Recent Greenfield Expansion in Washington D.C. –

DENVER, CO – August 23, 2022 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K., today announced that it completed the acquisition of Coastal Carolina Pumping, Inc. (“Coastal”).

Headquartered in Charlotte, North Carolina, Coastal is the largest concrete pumping service provider in the Carolinas with additional operations in Central Florida. Coastal has decades of experience providing high quality services with an exceptional team of employees and highly skilled operators. The all-cash acquisition, which includes 89 units of operating equipment, was funded from existing debt facilities and strong operational free cash flow.

Coastal is expected to enhance CPH’s positioning and scale in the fragmented national concrete pumping industry, specifically within the North Carolina, South Carolina and Florida regions. The increased capacity is expected to provide Brundage-Bone and Coastal customers with advantages like increased service offerings and expanded fleet availability. Additionally, the acquisition offers a compelling opportunity for Coastal’s customer base to access CPH’s Eco-Pan concrete waste removal services.

CPH also plans to leverage the location of existing Coastal customers to strengthen its recent greenfield expansion strategy in Washington D.C.

“We continue to successfully execute on our strategic initiatives to enhance our geographic footprint and responsibly grow our business,” said CPH’s CEO Bruce Young. “The U.S. East Coast region is an attractive expansion market for CPH and we are excited to develop our existing presence in this region of the United States. Coastal Carolina is a well-run and highly respected business with exceptional talent that holds an established position in attractive regional markets. It also provides the ability to strengthen our recent expansion into the Washington D.C. market, an area that has experienced rapid growth and is expected to grow significantly over the next decade."

CPH's CFO, Iain Humphries, commented: “With this acquisition and additional greenfield expansion, we have strengthened our positions in the Carolinas and Florida regions and can now provide robust pumping services up to Baltimore. We are confident in our ability to realize the benefits of this transaction and deliver value creation following the same proven approach we have taken with our previous acquisitions.”

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan seeks to provide a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of April 30, 2022, the Company provided concrete pumping services in the U.S. from a footprint of approximately 95 locations across 20 states, concrete pumping services in the U.K. from approximately 30 locations, and route-based concrete waste management services from 17 locations in the U.S. and 1 shared location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “outlook” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the integration of Coastal and the expected benefits and future performance of Coastal. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the adverse impact of recent inflationary pressures, global economic conditions and events related to these conditions, such as the ongoing war in Ukraine and the COVID-19 pandemic, on our business, including fluctuations in fuel costs; the outcome of any legal proceedings or demand letters that may be instituted against or sent to the Company or its subsidiaries; the ability of the Company to grow and manage growth profitably and retain its key employees; the ability to complete targeted acquisitions and to realize the expected benefits from completed acquisitions; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:

Iain Humphries

Chief Financial Officer

1-303-289-7947

Investor Relations:

Gateway Investor Relations

Cody Slach

1-949-574-3860

BBCP@gatewayir.com